Exhibit 10.4

FIRST AMENDMENT TO WAREHOUSING CREDIT

AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “First Amendment”) is made effective as of the 12th day of May, 2011, by and between (i) WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”) and (ii) PNC BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, the Lender and the Borrower are parties to that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010 (the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit.

WHEREAS, the Borrower has requested, and the Lender has agreed, pursuant to the terms hereof to modify certain terms of the Credit Facility Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this First Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.              Recitals.  The Recitals are hereby incorporated into this First Amendment as a substantive part hereof.

Section 2.              Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.              Amendments to Credit Facility Agreement.  The Credit Facility Agreement is hereby amended as follows:

(a)           The term “Applicable Daily Floating LIBO Rate” set forth in Section 12.1 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus two percent (2.00%).

(b)           Section 8.7 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Section 8.7           Minimum Adjusted Tangible Net Worth.  Permit the minimum Adjusted Tangible Net Worth of the Borrower, at the end of any Calendar Quarter to be less than One Hundred Million Dollars ($100,000,000).”

(c)           Section 8.8 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Section 8.8           Maximum Indebtedness to Adjusted Tangible Net Worth.  Permit the ratio of Borrower’s Indebtedness (excluding Indebtedness under this Agreement) to Adjusted Tangible Net Worth of the Borrower at the end of any Calendar Quarter to be more than 2.25:1. ”

(d)           Section 8.11 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Section 8.11         Minimum Cash and Cash Equivalents.  Permit the sum of Borrower’s cash and Cash Equivalents at the end of any Calendar Quarter to be less than Ten Million Dollars ($10,000,000).”

Section 4.              Ratification, No Novation, Effect of Modifications.  Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect.  Nothing in this First Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of the Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.              Amendments.  This First Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.              Waiver.  The Lender shall not be deemed to have waived the exercise of any right which it holds under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by the Lender in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by the Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by the Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this First Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.              Governing Law.  This First Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.              Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.              Severability.  No determination by any court, governmental body or otherwise that any provision of this First Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.            Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective permitted successors and assigns.

Section 11.            Counterparts.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this First Amendment under their respective seals as of the day and year first written above.

BORROWER:

WITNESS:	WALKER & DUNLOP, LLC,

a Delaware limited liability company

/s/ Deborah A. Wilson	By:	/s/ William M. Walker

Name: William M. Walker

Title: President and CEO

WITNESS:	LENDER:

PNC BANK, NATIONAL ASSOCIATION

/s/ Lou Stempkowski	By:	/s/ Terri A. Wyda

Name: Terri A. Wyda

Title: Senior Vice President